 QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23(a) CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 23, 2000, relating to the financial statements and financial statement schedules of Protective Life and Annuity Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the caption "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PRICEWATERHOUSECOOPERS LLP

BIRMINGHAM, ALABAMA
APRIL 11, 2000

QuickLinks

EXHIBIT 23(a) CONSENT OF INDEPENDENT ACCOUNTANTS